Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

October 7, 2022

Zymeworks Delaware Inc.

108 Patriot Drive, Suite A

Middletown, Delaware 19709

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-4 (the “Registration Statement”), filed by Zymeworks Delaware Inc. (the “Company”) with the Securities and Exchange Commission pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the registration under the Securities Act of 900 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share to be issued in exchange for common shares, no par value per share (the “Zymeworks Common Shares”) of Zymeworks Inc., a company continued under the Business Corporations Act (British Columbia) (“Zymeworks”). The Registration Statement incorporates by reference the Registration Statement on Form S-4 (Registration No. 333-266160), as amended (the “Prior Registration Statement”), which was declared effective on September 2, 2022, including the proxy statement/prospectus which forms part of the Registration Statement.

We understand that the Shares are to be issued to current holders of Zymeworks Common Shares, in connection with a series of transactions, including a corporate redomicile (the “Redomicile Transactions”) pursuant to a transaction agreement, as amended and restated on August 18, 2022 (the “Transaction Agreement”) by and among the Company, Zymeworks Inc., Zymeworks CallCo ULC and Zymeworks ExchangeCo Ltd., which Transaction Agreement includes a proposed plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia). The Redomicile Transactions are subject to, among other things, approval from securityholders of Zymeworks Inc. (the “Securityholder Approval”) and a final court order by the Supreme Court of British Columbia (the “Court Approval”).

We are acting as counsel for the Company in connection with the issuance of the Shares by the Company. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

AUSTIN    BEIJING    BOSTON    BOULDER    BRUSSELS     HONG KONG    LONDON    LOS ANGELES    NEW YORK    PALO ALTO

SALT LAKE CITY    SAN DIEGO    SAN FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC    WILMINGTON, DE

October 7, 2022

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America. We call to your attention that the opinion stated herein is subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion, including the laws of British Columbia and the federal laws of Canada.

In addition, in rendering the opinions below we have assumed that:

(a)

Zymeworks (i) is a corporation continued and validly existing under the laws of British Columbia, (ii) has requisite legal status and legal capacity under the laws of the Province of British Columbia or the federal laws of Canada and (iii) has complied and will comply with all aspects of the laws of Province of British Columbia or the federal laws of Canada in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreement and Plan of Arrangement;

(b)

Zymeworks has the corporate power and authority under the laws of Province of British Columbia or the federal laws of Canada to execute, deliver and perform all its obligations under the Transaction Agreement and Plan of Arrangement;

(c)

neither the execution and delivery by Zymeworks of the Transaction Agreement nor the performance by Zymeworks of its obligations thereunder or the Plan of Arrangement, including the Redomicile Transactions: (i) conflicts or will conflict with its constating documents, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which Zymeworks or its property is subject, or (iv) violates or will violate any law, rule or regulation under the laws of the Province of British Columbia or the federal laws of Canada to which Zymeworks or its property is subject; and

(d)

neither the execution and delivery by Zymeworks of the Transaction Agreement nor the performance by Zymeworks of its obligations thereunder or the Plan of Arrangement, including the Redomicile Transactions, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the laws of Province of British Columbia or the federal laws of Canada except as set forth in the Transaction Agreement and Plan of Arrangement.

On the basis of the foregoing, we are of the opinion that, upon the effectiveness of the Company’s Amended and Restated Certificate of Incorporation, a form of which has been filed as Exhibit 3.1 to the Prior Registration Statement, and upon the satisfaction of the conditions to the Redomicile Transactions set forth in the Transaction Agreement and Plan of Arrangement, including but not limited to the Securityholder Approval and the Court Approval, when issued, delivered and paid for as contemplated in the Prior Registration Statement and in accordance with the terms of the Transaction Agreement and the Plan of Arrangement, the Shares will be validly issued, fully paid and nonassessable.

October 7, 2022

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the proxy statement/prospectus forming part of the Registration Statement and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

BDK:ld